Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of November 21, 2011, between NXT Nutritionals Holdings, Inc., a Delaware corporation (the “Company”), and NXT Investment Partners, LLC, a Delaware limited liability company (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to Purchaser, Purchaser desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

 ARTICLE I.
DEFINITIONS

1.1    Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note (as defined herein); and (b) the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Annual Dividend” shall have the meaning ascribed to such term in Section 2.5(d).

“Board of Directors” means the board of directors of the Company.

“BP” means Becker & Poliakoff, LLP with offices located at 45 Broadway, 8th Floor, New York, New York 10006-3007.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1; provided that if the Closing is conducted in one or more closings, the first closing shall be referred to as the “Initial Closing,” each additional closing shall be referred to as an “Additional Closing,” and the final closing shall be referred to as the “Final Closing.”

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to: (i) the Purchaser’s obligations to pay the Subscription Amount; and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof; provided that if the Closing is scheduled in one or more closings, each shall be a Closing Date.

 “Closing Price” means on any particular date: (a) the last reported closing bid price per share of Common Stock on such date on the Trading Market (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)); (b) if there is no such price on such date, then the closing bid price on the Trading Market on the date nearest preceding such date (as reported by Bloomberg L.P. at 4:15 p.m. (New York City time)); (c)  if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “pink sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) if the shares of Common Stock are not then publicly traded the fair market value as of such date of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Shares then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

 “Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Blank Rome, LLP, with offices located at 405 Lexington Avenue, New York, New York 10174.

“Conversion Price” shall have the meaning ascribed to such term in the Series A Preferred Stock.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Effective Date” means the earlier of the date that: (a) all of the Registrable Securities (as defined in the Registration Rights Agreement) have been registered for resale by the holders thereof pursuant to a registration statement(s) declared effective by the Commission; and (b) all of the Registrable Securities have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 and without volume or manner-of-sale restrictions.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of: (a) shares of Common Stock or options to consultants, employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose; (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities other than with respect to the First Modification and Amendment Agreement and the Fourth Modification and Amendment Agreement; (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; and (d) the issuance of Series C Warrants to investors in the Company’s prior offering closed on August 27, 2009 to purchase up to 300,000 shares of Common Stock at an exercise price of $2.00 per share in connection with the extinguishment of potential liquidated damages related thereto.

“First Modification and Amendment Agreement” shall have the meaning ascribed to such term in Section 4.12(a).

“Fourth Modification and Amendment Agreement” shall have the meaning ascribed to such term in Section 4.12(b).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

 “Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

 “Lock-Up Agreement” means the Lock-Up Agreements dated the date hererof, among the Purchaser, the Company and each director and executive officer of the Company.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maturity Date” means the fourth (4th) anniversary of the Closing Date.

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Note” means the 13% Senior Secured Note issued by the Company to Purchaser hereunder and due, subject to the terms therein, on the Maturity Date in the form of Exhibit A attached hereto.

 “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” shall have the meaning ascribed to such term in the Note.

 “Proceeding” means an action, claim, suit, investigation or proceeding, whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, between the Company and Purchaser, in the form of Exhibit C attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of the first date of conversion, the number of shares of Common Stock equal to twenty percent (20%) of the total number of shares of Common Stock issued and outstanding on a fully diluted basis (including the shares of Common Stock issuable upon conversion of the Series A Preferred Stock).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Notes, the Series A Preferred Stock and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement, dated the date hereof, between the Company and Purchaser, in the form of Exhibit F attached hereto.

“Security Documents” shall mean the Security Agreement, the Subsidiary Guarantee and certain other documents and filing required thereunder in order to grant Purchaser a first priority security interest in the assets of the Company and the Subsidiaries as provided in the Security Agreement, including all UCC-1 filing receipts.

“Series A Preferred Stock” means the Series A Preferred Stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed, delivered by the Company to Purchaser at the Closing in accordance with Section 2.2(a)(iv) hereof, which Series A Preferred Stock shall have the terms and conditions set forth in the Certificate of Designation in the form of Exhibit B attached hereto.

“Series C Warrants” means collectively, the Series C Common Stock purchase warrants issued by the Company, together with the 2010 Notes to certain purchasers in a private offering which closed on February 26, 2010.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to Purchaser, the amount to be paid for the Note and Series A Preferred Stock purchased hereunder as specified below Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds which shall be an amount delivered to the Company not less than $1,000,000 nor more than $1,500,000.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, mean any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated the date hereof, by each Subsidiary in favor of Purchaser, in the form of Exhibit E attached hereto.

 “Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Note, the Series A Preferred Stock, the Registration Rights Agreement, the Security Agreement, the Subsidiary Guarantee, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

 “Transfer Agent” means Corporate Stock Transfer, the current transfer agent of the Company, with a mailing address of 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209 and a facsimile number of (303) 282-5800, and any successor transfer agent of the Company.

 “2009 Debentures” means the three-year 10% convertible debentures issued by the Company, as amended, together with Series A Warrants and Series B Warrants, in a private offering for an aggregate subscription amount of $3,173,000 completed on August 27, 2009 to certain accredited investors.

“2010 Notes” means the 0% Original Issue Discount Senior Secured Convertible Notes, as amended, issued by the Company, together with Series C Warrants, in a private offering for an aggregate subscription amount of $5,667,743 completed on February 26, 2010 to certain accredited investors.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion of the Series A Preferred Stock.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)); (b)  if the OTC Bulletin Board is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ARTICLE II.
PURCHASE AND SALE

2.1    Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase the Note and Series A Preferred Stock in exchange for the Subscription Amount, in the amount as set forth on the Signature Page attached hereto.  The parties agree that the Subscription Amount shall be attributed 20% for the purchase of the Note and 80% for the purchase of the Series A Preferred Stock in the respective dollar amount indicated on the Purchaser Signature Page.  Purchaser shall deliver to the Company via wire transfer or a certified check of immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by Purchaser, and the Company shall deliver to Purchaser the Note and a certificate representing 13,075,468 shares of Series A Preferred Stock, and the Company and Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of BP or such other location as the parties shall mutually agree.

2.2    Deliveries.

 (a)          On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)            this Agreement duly executed by the Company;

(ii)           a legal opinion of Company Counsel, substantially in the form of Exhibit D attached hereto;

(iii)          a Note with a principal amount equal to Purchaser’s  Principal Amount, registered in the name of such Purchaser;

(iv)          a certificate representing the shares of Series A Preferred Stock registered in the name of Purchaser equal to 13,075,468 shares of Series A Preferred Stock;

(v)           the Security Agreement, duly executed by the Company and each Subsidiary, along with all of the Security Documents, including the Subsidiary Guarantee, duly executed by the parties thereto;

(vi)          the Registration Rights Agreement duly executed by the Company;

(vii)         the First Modification and Amendment Agreement executed by holders of the 2009 Debentures in the form of Exhibit G attached hereto;

(viii)        the Fourth Modification and Amendment Agreement executed by holders of the 2010 Notes in the form of Exhibit H attached hereto; and

(ix)           the Lock-Up  Agreement executed by each director and executive officer of the Company in the form of Exhibit I attached hereto, unless otherwise waived by the Purchaser.

 (b)         On or prior to the Closing Date, Purchaser shall deliver or cause to be delivered to the Company the following:

(i)             this Agreement duly executed by such Purchaser;

(ii)            Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company;

(iii)           the Security Agreement duly executed by Purchaser; and

(iv)           the Registration Rights Agreement duly executed by Purchaser.

2.3    Closing Conditions.

 (a)          The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)             the accuracy in all material respects on the Closing Date of the representations and warranties of Purchaser contained herein (unless as of a specific date therein);

(ii)            all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the Subscription Amount shall be equal to at least $1,000,000; and

(iv)           the delivery by Purchaser of the items set forth in Section 2.2(b) of this Agreement.

 (b)  The obligations of Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)             the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii)            all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)           the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)           the Subscription Amount shall be equal to at least $1,000,000;

(v)           there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(vi)           from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission  or the Company’s principal Trading Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

2.4     Note.  At the Closing and pursuant to the terms and conditions of the Note, as set forth in Exhibit A hereto, Purchaser shall loan the Company the Principal Amount, and the Company shall deliver to the Purchaser the four-year Note, which shall bear interest at a rate of thirteen percent (13%) per annum.

 (a)          Use of Proceeds. Except as set forth in Section 4.9, the Subscription Amount shall be used to pay closing costs, existing trade debt and usual and customary operating expenses.

 (b)          Security. So long as the Principal Amount of the Note is outstanding, Purchaser will maintain an exclusive first lien and first priority secured position in all of the assets of the Company and each of the Subsidiaries (both existing and future subsidiaries) of the Company; provided that Purchaser will subordinate the Note to the security interest to be granted by the Company to unaffiliated third parties with respect to inventory, raw materials, and accounts receivable, provided that in each such case prior written notice is delivered to Purchaser.

2.5     Series A Preferred Stock. At the Closing, the Company shall issue to Purchaser a stock certificate representing 13,075,468 shares of Series A Preferred Stock. The rights and preferences of the Series A Preferred Stock are set forth in the Series A Preferred Stock Certificate of Designation (the “Certificate of Designation”) attached hereto as ExhibitB.

 ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1     Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules (each sectional Disclosure Schedule referred to as a “Schedule”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to Purchaser:

 (a)    Subsidiaries.   All of the Subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)    Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)    Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith other than in connection with the Required Approvals.

Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)    No Conflicts.  Except as set forth in the Schedule 3.1(d), the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)    Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement; (ii) the filing with the Commission pursuant to the Registration Rights Agreement; (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Underlying Shares for trading thereon in the time and manner required thereby; (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws; (v) the consent of the 2010 Note holders, all of which are attached in Schedule 3.1(e); and (vi) the consent of the 2009 Debenture holders, all of which are attached in Schedule 3.1(e) (collectively, the “Required Approvals”).

(f)    Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Underlying Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock equal to the Underlying Shares.

(g)    Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g), which Schedule 3.1(g) shall also include the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof. Except as set forth in Schedule 3.1(g), the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3.1(g) or as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)    SEC Reports; Financial Statements.  Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)    Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities (contingent or otherwise) other than: (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)    Litigation.  Except as set forth on Schedule 3.1(j), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities; or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)   Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)    Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)    Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)    Title to Assets.  Except as set forth in the Schedule 3.1(n), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(o)    Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or material for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Schedule 3.1(o) sets forth a list of the Company’s patents, patents applications pending, trademarks and trademark applications pending. None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Except as set forth on Schedule 3.1(o), neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)    Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)    Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)    Sarbanes-Oxley; Internal Accounting Controls.  The Company is in compliance with any requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof for which compliance by the Company as a small business issuer is required as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  Except as set forth in Schedule 3.1(r), the Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(s)    Certain Fees.  Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.   Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)    Private Placement.  Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)    Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)    Registration Rights.  Except as set forth on Schedule 3.1(v), no Person, other than  Purchaser has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)    Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(x)    Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to Purchaser as a result of Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and Purchaser’s ownership of the Securities.

(y)    Disclosure.   All of the disclosure furnished by or on behalf of the Company to Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The Company acknowledges and agrees that Purchaser is not making or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

 (z)    No Integrated Offering. Assuming the accuracy of Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor, to the knowledge of the Company, any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable stockholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(aa)    Indebtedness.  Except as set forth on Schedule 3.1(aa), the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness as of the date hereof.

(bb)    Tax Status. Except as set forth on Schedule 3.1(bb) and except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary (i) has made or filed all United States federal and state income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)    No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.

(dd)    Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(ee)    Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the year ending December 31, 2010.

(ff)    Seniority.  As of the Closing Date, pursuant to the terms of a subordination agreement between the Purchaser and 2010 Note holders effective as of November 7, 2011, no Indebtedness or other claim against the Company is senior to the Note in right of payment, whether upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg)    No Disagreements with Accountants and Lawyers.  Except as set forth on Schedule 3.1(gg), there are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(hh)    Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Purchaser’s purchase of the Securities.  The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

 (ii)    Reserved

(jj)    Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities; or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(kk)    Office of Foreign Assets Control.  Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ll)    U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(mm)    Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(nn)    Money Laundering.  The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

3.2    Representations and Warranties of the Purchaser.    Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a)    Organization; Authority.   Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)   No Conflicts. The execution, delivery and performance of this Agreement and each of the other Transaction Documents to which Purchaser is a party and the consummation by Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of Purchaser’s charter documents, bylaws, operating agreement, partnership agreement or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which Purchaser is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Purchaser). Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or any other Transaction Document to which Purchaser is a party or to purchase the Note or Series A Preferred Stock in accordance with the terms hereof.

(c)    Own Account.   Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Purchaser’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws).   Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d)    Opportunities for Additional Information. Purchaser acknowledges that Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the financial and other affairs of the Company.

(e)    Purchaser Status.  At the time Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts any Series A Preferred Stock it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act; or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(f)    Experience of Purchaser.   Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.   Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g)    General Solicitation.   Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)          Rule 144. Purchaser understands that the Series A Preferred Stock and Underlying Shares must be held indefinitely unless such Securities are registered under the Securities Act or an exemption from registration is available. Purchaser acknowledges that Purchaser is familiar with Rule 144 of the rules and regulations of the Commission, as amended, promulgated pursuant to the Securities Act (“Rule 144”), and that Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Purchaser understands that to the extent that Rule 144 is not available, Purchaser will be unable to sell any Securities without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(i)    Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(j)    Brokers’ Fees.  Except as set forth in Schedule 3.2(j), Purchaser has no knowledge of any brokerage or finder’s fees or commissions that are or will be payable by a placement agent, the Company or any Subsidiary to any broker, financial advisor, Purchaser, consultant, finder, placement agent, investment banker, bank or other person or entity with respect to the transactions contemplated by this Agreement.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

 ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1     Transfer Restrictions.

(a)    The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Registration Rights Agreement and shall have the rights and obligations of Purchaser under this Agreement and the Registration Rights Agreement.

(b)    The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE] HAS [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY [AND THE SECURITIES ISSUABLE CONVERSION OF THIS SECURITY] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.

(c)   The Company shall cause its counsel to issue a legal opinion to the Transfer Agent, if so required by the Transfer Agent to effect the removal of the legend hereunder, promptly after the Effective Date upon receipt of a written notice from Purchaser and its broker that a sale of the Underlying Shares under the Registration Statement has been made and that the sale was made in compliance with the Plan of Distribution set forth in the Registration Statement and that the broker complied with the prospectus delivery requirements.  If all or any portion of Series A Preferred Stock is converted at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares have been sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if such Underlying Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Underlying Shares and without volume or manner-of-sale restrictions or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), at such time as such legend is no longer required under this Section 4.1(c), it will, no later than five (5) Trading Days following the delivery by Purchaser to the Company or the Transfer Agent of (i) a certificate representing Underlying Shares, as applicable, issued with a restrictive legend and (ii) such documentation from the Purchaser as required by Company’s counsel (such fifth Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.  Certificates for Underlying Shares subject to legend removal hereunder shall be transmitted by the Transfer Agent to Purchaser by crediting the account of Purchaser’s prime broker with the Depository Trust Company System as directed by Purchaser.

(d)   If the Company fails to cause the Transfer Agent to transmit to the Purchaser a certificate or certificates representing the Underlying Shares without a restrictive legend within five (5) Trading Days following the delivery by Purchaser to the Company or the Transfer Agent of a certificate representing the Underlying Shares and such other documentation as required in Section 4.1(c), and if after such five (5) Trading Days the Purchaser is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of the Underlying Shares (a “Buy-In”), then the Company shall pay in cash to the Purchaser the amount by which (x) the Purchaser’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Underlying Shares that the Company was required to deliver to the Purchaser times (B) the price at which the sell order giving rise to such purchase obligation was executed.  For example, if the Purchaser purchases Common Stock (in an open market transaction or otherwise) having a total purchase price of $11,000 to cover a Buy-In with respect to the sale of Underlying Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under the immediately preceding sentence the Company shall be required to pay the Purchaser $1,000. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.

(e)   Purchaser agrees with the Company that Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a Registration Statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance upon this understanding.

4.2    Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3    Furnishing of Information; Public Information.  If the Common Stock is not registered under Section 12(b) or 12(g) of the Exchange Act on the date hereof, the Company agrees to cause the Common Stock to be registered under Section 12(g) of the Exchange Act on or before the 60th calendar day following the date hereof. Until such time as the Underlying Shares are eligible to be sold under Rule 144, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.    As long as Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will use its best efforts to prepare and furnish to Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for Purchaser to sell the Securities, including without limitation, under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

4.4    Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5    Conversion Procedures.  The form of Notice of Conversion included in the Series A Preferred Stock set forth the totality of the procedures required of Purchaser in order to convert the Series A Preferred Stock.  No additional legal opinion, other information or instructions shall be required of Purchaser to convert its Series A Preferred Stock.  The Company shall honor conversion of the Series A Preferred Stock and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

 4.6    Securities Laws Disclosure; Publicity.  The Company shall by: (a) within two (2) Trading Days following the Closing Date, issue a press release, disclosing the material terms of the transactions contemplated hereby; and (b) 5:00 p.m. (New York City time) on the fourth Trading Day immediately following the Closing Date, file a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto.  From and after the issuance of such press release, the Company shall have publicly disclosed all material, non-public information delivered to Purchaser by the Company or any of its subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of Purchaser, or without the prior consent of Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of  Purchaser, or include the name of Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of Purchaser, except: (a) as required by federal securities law in connection with: (i) any registration statement contemplated by the Registration Rights Agreement; and (ii) the filing of final Transaction Documents (including signature pages thereto) with the Commission; and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide Purchaser with prior notice of such disclosure permitted under this clause (b).

4.7    Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and Purchaser.

4.8     Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any other Person acting on its behalf, will provide Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto Purchaser shall have executed a written agreement with the Company regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9    Use of Proceeds.  Except as set forth in Section 2.4(e) and on Schedule 4.9 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and the specific Company debt set forth on Schedule 4.9); (b) the settlement of any outstanding litigation; or (c) in violation of the FCPA or OFAC regulations.

4.10   Indemnification of Purchasers.   Subject to the provisions of this Section 4.10, the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating solely to: (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents; or (b) any action instituted against Purchaser in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings Purchaser may have with any such stockholder or any violations by  Purchaser of state or federal securities laws or any conduct by Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that: (i) the employment thereof has been specifically authorized by the Company in writing; (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement, will not have to admit wrongdoing, agree to any injunctive action or other penalties or make any payments (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others, and (y) any liabilities the Company may be subject to pursuant to law.

4.11    Reservation and Listing of Securities.

(a)    The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.  Until the Maturity Date or the date that all shares of Series A Preferred Stock are converted into shares of Common Stock, the Company will not enter into any transaction providing for the issuance of shares of Common Stock (or securities convertible into shares of Common Stock) whatsoever if the effect of such transaction could result in the Company having less than the Required Minimum.

(b)    The Company shall hold a meeting of all stockholders of the Company not later than November 1, 2012, whether an annual or special meeting, to submit for the requisite approval of stockholders an amendment to the Company’s certificate or articles incorporation to increase the number of authorized but unissued shares of Common Stock from 200,000,000 to at least 300,000,000 shares.  All officers and directors of the Company shall recommend to the Company’s stockholders to approve such amendment and agree to vote their respective shares of Common Stock in favor of such proposal to increase the authorized number of shares of Common Stock which shall be disclosed to stockholders in the proxy materials to be delivered to stockholders in connection with such meeting.   Purchaser covenants and agrees to vote in favor of such proposal.

(c)    The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.12    Modification and Amendment Agreements.

 (a)  2009 Debentures. The holders of at least 65% of the outstanding principal amount of the 2009 Debentures shall have: (a) (i) consented to the transactions contemplated by this Agreement; or (ii) agreed to convert such 2009 Debentures into Common Stock; and (b) executed the First Modification and Amendment in the form of Exhibit G attached hereto.

(b)   2010 Notes. The holders of the 2010 Notes, as previously modified and amended on September 1, 2010, December 6, 2010 and September 6, 2011, representing at least 67% of the outstanding principal amount of 2010 Notes (or such combination of Notes, Series C Warrants, and warrant shares as is required) shall have executed the Fourth Modification and Amendment Agreement in the form of Exhibit H attached hereto, which shall be binding on all holders of 2010 Notes.

4.13     Reserved.

4.14     Certain Transactions and Confidentiality.  Purchaser covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.

4.15   Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.16   Capital Changes.  Until the six month anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of Purchaser.

4.17   Company Board of Directors. Upon the Closing Date, the Board of Directors shall take such necessary action to increase the number of directors on the Board of Directors by one to eight (8) directors.  Subject to the terms of the Certificate of Designation, the Series A Preferred stockholders shall have the right to designate and elect one (1) director to the Board in a separate class vote who shall be elected and join the Board effective on the Closing Date.  Purchaser will cooperate to provide all required information to enable the Company to make appropriate filings with the Commission in connection with election of additional director to the Board of Directors.

ARTICLE V.
MISCELLANEOUS

5.1     Reserved.

5.2     Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided that at the Closing the Company shall pay out of the Subscription Amount up to $20,000 of Purchaser’s fees and expenses, including Purchaser’s attorney’s fees, accounting fees and out-of-pocket expenses.  The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to Purchaser.

5.3     Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4     Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day; (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day; (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service; or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5     Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and holders of at least 67% of the Principal Amount of the Note outstanding at such time or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6     Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

  5.7   Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).   Purchaser may assign any or all of its rights under this Agreement to any Person to whom Purchaser assigns or transfers any Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to “Purchaser”; provided, however, the rights under Section 4.12 of this Agreement shall be assignable solely upon transfer of the rights under the Note.

 5.8    No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10.

5.9     Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10   Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities for a period of one (1) year.  Each covenant and agreement of any of the parties contained in this Agreement, which by its terms is required to be performed after the Closing Date, shall survive the Closing and remain in full force and effect until such covenant or agreement is performed.

5.11   Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13   Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion of Series A Preferred Stock, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion concurrently with the restoration of Purchaser’s right to acquire such shares pursuant to Purchaser’s Series A Preferred Stock.

5.14   Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15   Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

 5.16  Payment Set Aside. To the extent that the Company makes a payment or payments to Purchaser pursuant to any Transaction Document or Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17   Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Document.  Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at Purchaser’s election.

5.18    Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19    Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21    WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NXT NUTRITIONALS HOLDINGS, INC.	Address for Notice: 933 E. Columbus Avenue Springfield, MA 01105 Fax: (413) 747-9303
By:____________________________
      Name: Francis McCarthy
      Title: President and CEO

With a copy to (which shall not constitute notice):

Blank Rome, LLP
405 Lexington Avenue
New York, New York 10174
Attn:  Kristina L. Trauger, Esq.
Tel: (212) 885-5339
Fax: (917) 332-3840

NXT INVESTMENT PARTNERS, LLC By: NIP-GGS MANAGEMENT, LLC Manager By: ______________________________
       Richard J. Golden
       Manager

With a copy to (which shall not constitute notice):

Becker & Poliakoff, LLP
45 Broadway, 8th Floor
New York, New York 10006
Attn: Steven L. Glauberman, Esq.
Tel: (212) 599-3322
Fax: (212) 557-0295

[PURCHASER SIGNATURE PAGE TO NXT SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has caused this Securities Purchase Agreement to be duly executed by its authorized signatories as of the date first indicated above.

Name of Purchaser:  NXT INVESTMENT PARTNERS, LLC

Signature of Authorized Signatory of Purchaser: _____________________________________

Name of Authorized Signatory: Richard J. Golden

Title of Authorized Signatory: Manager of NIP-GGS Management, LLC, Manager of Purchaser,

Email Address of Authorized Signatory:

Facsimile Number of Authorized Signatory: ___________________________________________

Address for Notice of Purchaser:

Address for Delivery of Securities for Purchaser (if not same as address for notice):

Subscription Amount: $1,000,000

Principal Amount of Note: $1,000,000

Series A Preferred Shares: 13,075,468

Name in which Securities should be issued: NXT Investment Partners, LLC

EXHIBIT INDEX

A           -           Note

B           -           Certification of Designation relating to Series A Convertible Preferred Stock

C           -           Registration Rights Agreement

D           -           Legal Opinions of Blank Rome LLP and Mark Giresi, Esq.

E           -           Subsidiary Guarantee

F           -           Security Agreement

G           -           First Modification and Amendment Agreement executed by holders of 2009 Debentures

H           -           Fourth Modification and Amendment Agreement executed by holders of 2010 Notes

I             -           Form of Lock-Up Agreements

SCHEDULES

3.1(a)          Subsidiaries

3.1(d)          No Conflicts

3.1(e)          Filings, Consents and Approvals

3.1(g)          Capitalization

3.1(h)          SEC Reports; Financial Statements

3.1(i)           Material Changes; Undisclosed Events, Liabilities or Developments

3.1(j)           Litigation

3.1(n)          Title to Assets

3.1(o)          Patents and Trademarks

3.1(r)          Sarbanes-Oxley; Internal Accounting Controls

3.1(s)          Certain Fees

3.1(v)          Registration Rights

3.1(aa)        Indebtedness

3.1(bb)       Tax Status

3.1(ee)       Accountants

3.1(gg)       No Disagreements with Accountants and Lawyers

3.2(j)           Brokers’ Fees

4.9              Use of Proceeds